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                                               Exhibit 11.1, 1st Quarter 1997
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                                    Form 10-Q, Commission File Number 1-12385

                         NEWPORT NEWS SHIPBUILDING INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
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                                                                                         First Quarter
                                                                                    ----------------------
                                                                                    1997              1996
                                                                                -------------    ---------
Millions (Except Shares and Per Share Data)
NET EARNINGS:
Continuing Operations......................................................     $     13             $     9
Discontinued Operations....................................................            -                   -
                                                                                -------------        -------
                                                                                $     13             $     9
                                                                                =============        =======

Weighted average common shares outstanding.................................        34,464,442            N/A

NET EARNINGS PER SHARE - PRIMARY:
Continuing Operations......................................................     $    .38             $   N/A
Discontinued Operations....................................................            -                 N/A
                                                                                -------------        -------
                                                                                $    .38             $   N/A
                                                                                =============        =======

Common shares from above...................................................        34,464,442            N/A
Assumed exercise of options (treasury stock method)........................            94,682            N/A
                                                                                -------------        -------
                                                                                   34,559,124            N/A
                                                                                =============        =======
NET EARNINGS PER SHARE - FULLY DILUTED:
Continuing Operations......................................................     $    .38             $   N/A
Discontinued Operations....................................................            -                 N/A
                                                                                -------------        -------
                                                                                $    .38             $   N/A
                                                                                =============        =======

Common shares from above...................................................        34,464,442            N/A
Assumed exercise of options (treasury stock method)........................            94,682            N/A
                                                                                -------------        -------
                                                                                   34,559,124            N/A
                                                                                =============        =======
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